EXHIBIT 16.1

December 1, 2022

Securities and Exchange Commission

Office of the Chief Accountant

100 F. Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Squarex Pharmaceutical Corporation pertaining to our firm included in the registration statement on Form S-1/A under the section entitled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” submitted to the Securities and Exchange Commission on December 1, 2022 and agree with such statements as they pertain to our firm.

/s/ L&L CPAS, PA
Plantation, FL